                                                                                Exhibit j-4
     Monthly Cost and Quality of Fuels for Electric Plants
     FERC 429 Facsimile
01   Company-Plant Code       13433-1626
02   Month & Year of Report   11/95
03   Reporting Company        New England Electric
04   Page Number              1
05   Plant Name               Salem Harbor
06   Plant Location           24 Fort Ave., Salem, MA 01970
07   Person to be Contacted   Fuel Dept.
     Concerning Data          Coal Group
     Entered on this Form     25 Research Drive, Westboro, MA 01582
08   Telephone Number         508-389-3029 / 508-389-3227
09   Signature of Official
     Submitting this Report   s/ Mary E. O'Neil
10   Title                    Senior Fuel Analyst
11   Date Report Completed    January 11, 1996

     Purchases           Coal Mines Only                              Source Data
     ---------     --------------------------  -------------------------------------------------------
                                                                      Quality as Received
         Cont   Fuel      Coal State County  Originating    Quantity  ------------------- Purch Price
    Type Expir  Type Type Dist Abbr  No      Location       Received  BTU   Sulfur  Ash   Cents/MMBT
                                                              (1)     (2)    (3)    (4)
    ---- -----  ---- ---- ---- ----- ------  -----------    --------  ---   ------  ----  -----------
12  S    12/95  BIT  S     45   999   999    CDC LAJAGUA           41.1       12357      0.60         4.72         152.80
13  C    12/95  BIT  S     50   IM    999    DIABLO PASO           50.4       12591      0.64         7.02         146.43



(1) Coal = 1,000 tons    (2) Coal per lb       (3) and (4)  Percent
    Oil = 1,000 bbls         Oil per gal
    Gas = 1,000 Mcf          Gas per cu ft